UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2013

Date of Report (Date of earliest event reported)

Erickson Air-Crane Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35482	93-1307561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 SW Macadam Avenue, Suite 20

Portland, Oregon 97239

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (503) 505-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company” and “Erickson” refer to Erickson Air-Crane Incorporated and its subsidiaries and variable interest entities on a consolidated basis.

Item 1.01	Entry into a Material Definitive Agreement.

Increase of ABL Revolver

On June 14, 2013, we entered into an amendment (the “Amendment”) of our previously disclosed first-lien senior secured credit agreement (and related agreements) entered into on May 2, 2013 (the “ABL Revolver”) with Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, Lead Arranger, Book Runner, Syndication Agent, and Documentation Agent, and other lender parties thereto. Among other changes primarily to align the ABL Revolver with our business following our recent acquisition of Evergreen Helicopters, Inc., the Amendment increases the maximum aggregate amount that we can borrow under the ABL Revolver at any one time from $100.0 million to $125.0 million.

In connection with the ABL Revolver, on June 14, 2013, we entered into a joinder (the “Joinder”) to the Guaranty and Security Agreement and Intercompany Subordination Agreement (the “Guaranty and Agreements”) with Wells Fargo (as agent for the lenders). The Joinder adds our subsidiary Evergreen Unmanned Systems, Inc. as a party to the Guaranty and Agreements.

To secure our obligations under the ABL Revolver, on June 14, 2013, we entered into a line of credit deed of trust, assignment of rents and leases, security agreement and fixture filing (the “First Lien DOT”) with the Chicago Title Insurance Company (the “Trustee”) and Wells Fargo, as administrative agent for the lender group (the “First Lien Beneficiaries”). The First Lien DOT grants the Trustee, for the benefit of the First Lien Beneficiaries, a first position security interest in land, improvements, fixtures, leases, rents, and other trust property we own as set forth in the First Lien DOT.

As previously disclosed, on May 2, 2013, we entered into an indenture, pursuant to which we issued $400.0 million in aggregate principal amount of 8.25% Second Priority Senior Secured Notes due 2020, and a related Security Agreement (the “Security Agreement”). On June 14, 2013, we entered into a line of credit deed of trust, assignment of rents and leases, security agreement and fixture filing (the “Second Lien DOT”) with the Trustee and Wilmington Trust, National Association (“Wilmington Trust”), as collateral agent for the secured parties under the Security Agreement (the “Second Lien Beneficiaries”). The Second Lien DOT grants the Trustee, for the benefit of the Second Lien Beneficiaries, a second position security interest in land, improvements, fixtures, leases, rents, and other trust property we own as set forth in the Second Lien DOT.

A copy of the Amendment, the Joinder, the First Lien DOT and the Second Lien DOT are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference. The descriptions of the Amendment, the Joinder, the First Lien DOT and the Second Lien DOT in this current report are summaries only and are qualified in their entirety by the terms thereof.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

10.1	Amendment Number One to Credit Agreement, Amendment Number One to Guaranty and Security Agreement, and Waiver, dated as of June 14, 2013, by and among Erickson Air-Crane Incorporated and Evergreen Helicopters, Inc., as Borrowers, Wells Fargo, as Administrative Agent, Lead Arranger, Book Runner, Syndication Agent, and Documentation Agent, and other lender parties thereto.

10.2	Joinder No. 1 Guaranty and Security Agreement and Intercompany Subordination Agreement, dated as of June 14, 2013, by and between Evergreen Unmanned Systems, Inc. and Wells Fargo, as agent for the lenders.

10.3	Line of Credit Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing with the Trustee and Wells Fargo, as administrative agent for the lender group.

10.4	Line of Credit Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing with the Trustee and Wilmington Trust, as administrative agent for the secured parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erickson Air-Crane Incorporated

Dated: June 18, 2013	By:	/s/ Edward Rizzuti
Edward Rizzuti
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Number One to Credit Agreement, Amendment Number One to Guaranty and Security Agreement, and Waiver, dated as of June 14, 2013, by and among Erickson Air-Crane Incorporated and Evergreen Helicopters, Inc., as Borrowers, Wells Fargo, as Administrative Agent, Lead Arranger, Book Runner, Syndication Agent, and Documentation Agent, and other lender parties thereto.

10.2	Joinder No. 1 Guaranty and Security Agreement and Intercompany Subordination Agreement, dated as of June 14, 2013, by and between Evergreen Unmanned Systems, Inc. and Wells Fargo, as agent for the lenders.

10.3	Line of Credit Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing with the Trustee and Wells Fargo, as administrative agent for the lender group.

10.4	Line of Credit Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing with the Trustee and Wilmington Trust, as administrative agent for the secured parties.